Exhibit 99.1	Earnings News Release Dated September 7, 2004

News from UTi

Contacts:

Lawrence R. Samuels	Cecilia Wilkinson/Angie Yang
Senior Vice President, Chief Financial Officer	PondelWilkinson Inc.
UTi Worldwide Inc.	310.279.5980
310.604.3311	investor@pondel.com

UTi WORLDWIDE REPORTS RECORD RESULTS FOR FISCAL 2005 SECOND QUARTER

Rancho Dominguez, California – September 7, 2004 – UTi Worldwide Inc. (NASDAQ NM: UTIW) today reported strong financial results for its three- and six-month periods ended July 31, 2004, posting another record quarter of gross and net revenues and net income.

Gross revenues for the fiscal 2005 second quarter increased 49 percent to $540.4 million from $362.0 million in the prior-year comparable period. Net revenues for the current second quarter rose 29 percent to $186.5 million from $144.9 million in the fiscal 2004 second quarter.

For the second quarter of fiscal 2005, UTi achieved a 27 percent increase in airfreight forwarding net revenues; a 32 percent rise in ocean freight forwarding net revenues; and a 29 percent improvement in contract logistics net revenues, compared with the prior-year second quarter.

“We are pleased with the growth in UTi’s global business since the launch of our NextLeap initiative 10 quarters ago,” said Roger I. MacFarlane, chief executive officer of UTi Worldwide. “We believe this record underscores the soundness of our five-year strategic plan and the customer-centric focus of UTi’s global team.”

Operating income increased 56 percent to $23.5 million in the fiscal 2005 second quarter from $15.0 million in the prior-year comparable period. Operating margin, which is operating income expressed as a percentage of net revenues, rose to 12.6 percent in the second quarter for fiscal 2005, compared with 10.4 percent in the fiscal 2004 second quarter.

“Our focus on improved operating margins is evident in the results as each of our geographic regions made solid contributions to the growth in operating income for the second quarter,” MacFarlane said.

UTi’s operations in Asia Pacific continued to deliver strong performance. The region accounted for the largest contribution to operating income, with operating income in the region increasing 32 percent in the second quarter of fiscal 2005 over the prior-year second quarter on a 22 percent improvement in net revenues. Europe posted a 140 percent increase in operating income in the quarter, compared with the year-earlier second quarter, reflecting particularly strong performances in Spain and Germany. The company attributed the more-than-doubling of operating income in Europe, on a 42 percent increase in net revenues, to improved operating efficiencies resulting from increased volumes through UTi’s network of offices. Operating income in the second quarter of fiscal 2005 in the Americas rose 34 percent on a 4 percent increase in net revenues, compared with the fiscal 2004 second quarter. The company attributed the improvement in operating margin in the Americas to increases in freight forwarding in the region during the quarter and to the shedding of lower-margin business in the contract

Exhibit 99.1	Earnings News Release Dated September 7, 2004

logistics area. Africa, helped in part by the acquisition of International Healthcare Distributors during the second quarter of fiscal 2005, recorded a 46 percent gain in operating income over the prior-year comparable period on a 77 percent increase in net revenues.

Net income for the fiscal 2005 second quarter advanced 42 percent to $16.2 million, or $0.51 per diluted share, from $11.4 million, or $0.36 per diluted share, in the corresponding year-ago period.

“UTi’s fiscal 2005 second quarter exemplifies the adaptability of the company’s business model as we achieved excellent results, primarily through organic growth, across all business categories and geographic regions, despite a global environment teeming with challenges, both geopolitical and economic,” MacFarlane said. “We are particularly pleased with the improvement in operating margins and strong net earnings gains for UTi. As we continue to strengthen our global platform and expand our contract logistics capabilities, we believe we are better positioned than ever to deliver greater value as we become the primary logistics partner to more of our customers.”

For the first half of fiscal 2005, gross revenues rose 50 percent to $1.0 billion from $688.8 million for the same prior-year period. Net revenues were up 29 percent for the first half of fiscal 2005, totaling $356.5 million, compared with $276.3 million in the comparable fiscal 2004 period. Operating income for the year-to-date period rose 62 percent to $42.2 million from $26.1 million in the prior year comparable period. Operating income as a percentage of net revenues improved to 11.8 percent for the current six-month period from 9.5 percent during the prior year comparable period. Net income for the first half of fiscal 2005 advanced 50 percent to $29.0 million, or $0.91 per diluted share, from $19.4 million, or $0.62 per diluted share, for the first six months of fiscal 2004.

At July 31, 2004, the company reported total cash and cash equivalents, net of outstanding bank lines of credit and short-term bank borrowings, of $123.2 million, compared with $137.2 million at January 31, 2004. This decrease reflects the cash used for the IHD acquisition, which was partially offset by the $24.3 million of cash that the company generated through operating activities in the year-to-date period ended July 31, 2004.

MacFarlane added: “We have enjoyed a healthy first half to the year, reflecting our team’s focus on meeting customer needs while not losing sight of our operating margin objectives. We have also benefited from generally improved economic conditions which we currently expect to continue for the remainder of the year. However, our cautious optimism for prospects in the second half of fiscal 2005 is tempered by several factors that will impinge on costs, including our continued investment in rolling out eMpower5 to our customers worldwide as well as the escalating fees associated with meeting the testing, compliance and control aspects of Sarbanes-Oxley.”

Investor Conference Call

UTi management will host an investor conference call today, Tuesday, September 7, 2004, at 8:00 a.m. PDT (11:00 a.m. EDT) to review the company’s financials and operations for the fiscal second quarter ended July 31, 2004. The call will be open to all interested parties through a live, listen-only audio Web broadcast via the Internet at www.go2uti.com and www.fulldisclosure.com. For those who are not available to listen to the live broadcast, the call will be archived for one year at both Web sites. A telephonic playback of the conference call also will be available from 10:00 a.m. PDT, Tuesday, September 7, through 5:00 p.m. PDT, Friday, September 10, by calling 888-286-8010 (domestic) or 617-801-6888 (international) and using the playback pass code 91197298.

Exhibit 99.1	Earnings News Release Dated September 7, 2004

Changed Postal Address of U.S. Principal Executive Office

The company’s postal address of its principal executive office in the U.S. has been changed to 19500 Rancho Way, Suite 116, Rancho Dominguez, California 90220. The address for its registered office in the British Virgin Islands remains unchanged.

About UTi Worldwide

UTi Worldwide Inc. is an international, non-asset based global integrated logistics company providing air and ocean freight forwarding, contract logistics, customs brokerage and other supply chain management services. The company serves a large and diverse base of global and local companies, including customers operating in industries with unique supply chain requirements such as the pharmaceutical, apparel, chemical, automotive and technology industries. The company seeks to use its global network, proprietary information technology systems, relationships with transportation providers and expertise in outsourced logistics services to deliver competitive advantage to each of its customers’ global supply chains.

Safe Harbor Statement

Certain statements in this news release may be deemed to be forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. The company intends that all such statements be subject to the “safe-harbor” provisions contained in those sections. Such statements may include, but are not limited to, the company’s discussion of its growth strategies and NextLeap, its global network and expanding capabilities in contract logistics. Many important factors may cause the company’s actual results to differ materially from those discussed in any such forward-looking statements, including increased competition, integration risks associated with acquisitions, the effects of changes in foreign exchange rates, uncertainties and risks associated with the company’s operations in South Africa, general economic, political and market conditions, including those in Africa, Asia and Europe; risks of international operations; the success and effects of new strategies, disruptions caused by epidemics, conflicts, wars and terrorism, and the other risks and uncertainties described in the company’s filings with the Securities and Exchange Commission. Although UTi believes that the assumptions underlying the forward-looking statements are reasonable, any of the assumptions could prove inaccurate and, therefore, there can be no assurance that the results contemplated in forward-looking statements will be realized. In light of the significant uncertainties inherent in the forward-looking information included herein, the inclusion of such information should not be regarded as a representation by UTi or any other person that UTi’s objectives or plans will be achieved. The historical results achieved by the company are not necessarily indicative of its future prospects. UTi undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

# # #

(TABLES FOLLOW)

Exhibit 99.1	Earnings News Release Dated September 7, 2004

UTi Worldwide Inc.
Condensed Consolidated Income Statements
(in thousands, except share and per share amounts)

	Three months ended		Six months ended
	July 31,		July 31,
	2004	2003	2004	2003
	(Unaudited)
Gross revenues:
Airfreight forwarding	$243,943	$167,971	$471,434	$327,052
Ocean freight forwarding	159,702	88,589	296,775	162,911
Customs brokerage	18,273	17,207	36,854	32,241
Contract logistics	76,832	56,601	146,160	107,908
Other	42,109	31,657	78,764	58,701

Total gross revenues	$540,359	$362,025	$1,029,987	$688,813

Net revenues:
Airfreight forwarding	$61,090	$48,216	$117,853	$93,146
Ocean freight forwarding	24,977	18,931	46,208	34,989
Customs brokerage	17,824	16,183	35,737	30,448
Contract logistics	60,664	47,139	117,005	90,517
Other	21,948	14,390	39,689	27,178

Total net revenues	186,503	144,859	356,492	276,278

Staff costs	95,332	80,134	187,264	150,554
Depreciation and amortization	4,625	3,751	8,525	7,219
Amortization of intangible assets	249	158	430	306
Other operating expenses	62,767	45,778	118,058	92,068

Operating income	23,530	15,038	42,215	26,131
Interest income, net	126	373	299	509
(Losses)/gains on foreign exchange	(123)	453	(23)	324

Pretax income	23,533	15,864	42,491	26,964
Provision for income taxes	(6,877)	(4,070)	(12,422)	(6,754)

Income before minority interests	16,656	11,794	30,069	20,210
Minority interests	(442)	(378)	(1,062)	(820)

Net income	$16,214	$11,416	$29,007	$19,390

Basic earnings per ordinary share	$0.53	$0.38	$0.95	$0.64
Diluted earnings per ordinary share	$0.51	$0.36	$0.91	$0.62
Number of weighted-average shares outstanding used for per share calculations:
Basic shares	30,666,608	30,232,198	30,651,537	30,194,917
Diluted shares	32,097,535	31,432,216	32,040,727	31,306,056

Exhibit 99.1	Earnings News Release Dated September 7, 2004

UTi Worldwide Inc.
Condensed Consolidated Balance Sheets
(in thousands)

	July 31,	January 31,
	2004	2004
	(Unaudited)
Assets
Cash and cash equivalents	$150,444	$156,687
Trade receivables, net	388,017	280,044
Deferred income tax assets	6,288	6,534
Other current assets	35,060	33,420

Total current assets	579,809	476,685
Property, plant and equipment, net	62,002	54,421
Goodwill and other intangible assets, net	200,227	158,567
Investments	1,050	1,117
Deferred income tax assets	2,441	2,384
Other non-current assets	9,357	10,167

Total assets	$854,886	$703,341

Liabilities & Shareholders’ Equity
Bank lines of credit	$25,495	$18,180
Short-term borrowings	1,745	1,312
Current portion of capital lease obligations	2,428	2,408
Trade payables and other accrued liabilities	370,275	269,072
Income taxes payable	16,849	10,864
Deferred income tax liabilities	73	256

Total current liabilities	416,865	302,092
Long-term borrowings	1,541	93
Capital lease obligations	9,041	7,326
Deferred income tax liabilities	8,052	3,860
Retirement fund obligations	1,268	1,251

Minority interests	2,007	2,873

Commitments and contingencies

Shareholders’ equity:
Common stock	320,610	318,409
Retained earnings	131,299	105,855
Accumulated other comprehensive loss	(35,797)	(38,418)

Total shareholders’ equity	416,112	385,846

Total liabilities and shareholders’ equity	$854,886	$703,341

Exhibit 99.1	Earnings News Release Dated September 7, 2004

UTi Worldwide Inc.
Consolidated Statements of Cash Flows
(in thousands)

	Six months ended
	July 31,
	2004	2003
	(Unaudited)
Operating Activities:
Net income	$29,007	$19,390
Adjustments to reconcile net income to net cash provided by operating activities:
Stock compensation costs	92	87
Depreciation and amortization	8,525	7,219
Amortization of intangible assets	430	306
Deferred income taxes	(832)	1,490
Tax benefit relating to exercise of stock options	203	—
Gain on disposal of property, plant and equipment	(206)	(47)
Other	1,062	820
Changes in operating assets and liabilities:
Increase in trade receivables and other current assets	(93,477)	(20,776)
Increase in trade payables and other current liabilities	79,473	5,341

Net cash provided by operating activities	24,277	13,830

Investing Activities:
Purchases of property, plant and equipment	(9,537)	(9,018)
Proceeds from disposal of property, plant and equipment	1,586	312
Increase in other non-current assets	(314)	(1,077)
Acquisitions of subsidiaries and contingent earn-out payments	(30,206)	(8,044)
Other	(901)	(170)

Net cash used in investing activities	(39,372)	(17,997)

Financing Activities:
Increase/decrease in bank lines of credit	7,315	(1,653)
Decrease in short-term borrowings	(1,057)	(6,346)
Long-term borrowings — advanced	1,521	—
Long-term borrowings — repaid	(77)	(116)
Repayments of capital lease obligations	(1,798)	(1,739)
Decrease in minority interests	(404)	(327)
Net proceeds from issuance of ordinary shares	1,906	1,567
Dividends paid	(3,563)	(2,890)

Net cash provided by/used in financing activities	3,843	(11,504)

Net decrease in cash and cash equivalents	(11,252)	(15,671)
Cash and cash equivalents at beginning of period	156,687	168,125
Effect of foreign exchange rate changes	5,009	(2,880)

Cash and cash equivalents at end of period	$150,444	$149,574

Exhibit 99.1	Earnings News Release Dated September 7, 2004

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Three months ended July 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$150,391	$134,100	$154,558	$101,310	$—	$540,359

Net revenue	$44,816	$67,972	$25,825	$47,890	$—	$186,503
Staff costs	22,739	39,227	10,558	20,940	1,868	95,332
Depreciation and amortization	1,258	871	585	1,398	513	4,625
Amortization of intangible assets	—	135	—	114	—	249
Other operating expenses	13,299	22,356	6,407	18,510	2,195	62,767

Operating income/(loss)	$7,520	$5,383	$8,275	$6,928	$(4,576)	23,530

Interest income, net						126
Losses on foreign exchange						(123)

Pretax income						23,533
Provision for income taxes						(6,877)

Income before minority interests						$16,656

	Three months ended July 31, 2003
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$104,435	$114,281	$96,169	$47,140	$—	$362,025

Net revenue	$31,513	$65,147	$21,147	$27,052	$—	$144,859
Staff costs	18,132	38,518	8,897	13,198	1,389	80,134
Depreciation and amortization	1,074	1,022	550	742	363	3,751
Amortization of intangible assets	—	149	—	9	—	158
Other operating expenses	9,174	21,432	5,412	8,357	1,403	45,778

Operating income/(loss)	$3,133	$4,026	$6,288	$4,746	$(3,155)	15,038

Interest income, net						373
Gains on foreign exchange						453

Pretax income						15,864
Provision for income taxes						(4,070)

Income before minority interests						$11,794

Exhibit 99.1	Earnings News Release Dated September 7, 2004

UTi Worldwide Inc.
Segment Reporting
(in thousands)

	Six months ended July 31, 2004
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$285,085	$261,771	$299,286	$183,845	$—	$1,029,987

Net revenue	$84,513	$136,675	$49,342	$85,962	$—	$356,492
Staff costs	44,583	80,619	20,704	37,798	3,560	187,264
Depreciation and amortization	2,428	1,677	1,175	2,371	874	8,525
Amortization of intangible assets	—	283	—	147	—	430
Other operating expenses	24,010	43,852	12,633	33,550	4,013	118,058

Operating income/(loss)	$13,492	$10,244	$14,830	$12,096	$(8,447)	42,215

Interest income, net						299
Losses on foreign exchange						(23)

Pretax income						42,491
Provision for income taxes						(12,422)

Income before minority interests						$30,069

	Six months ended July 31, 2003
	(Unaudited)
	Europe	Americas	Asia Pacific	Africa	Corporate	Total
Gross revenue from external customers	$203,368	$217,395	$180,002	$88,048	$—	$688,813

Net revenue	$58,997	$122,446	$40,258	$54,577	$—	$276,278
Staff costs	34,383	71,688	17,060	24,788	2,635	150,554
Depreciation and amortization	2,115	2,002	1,062	1,404	636	7,219
Amortization of intangible assets	—	297	—	9	—	306
Other operating expenses	17,691	41,026	10,319	20,561	2,471	92,068

Operating income/(loss)	$4,808	$7,433	$11,817	$7,815	$(5,742)	26,131

Interest income, net						509
Gains on foreign exchange						324

Pretax income						26,964
Provision for income taxes						(6,754)

Income before minority interests						$20,210

Exhibit 99.1	Earnings News Release Dated September 7, 2004

UTi Worldwide Inc.
Supplemental Financial Information
(in thousands)

	Three months ended		Six months ended
	July 31,		July 31,
	2004	2003	2004	2003
	(Unaudited)
Forwarding, Customs Brokerage & Other:
Gross revenue from external customers	$440,529	$287,177	$839,790	$546,223

Net revenue	$110,297	$86,374	$210,141	$165,241
Staff costs	54,599	45,940	107,168	88,409
Depreciation and amortization	2,700	2,446	5,213	4,757
Other operating expenses	32,567	22,574	60,599	45,970

Operating income	$20,431	$15,414	$37,161	$26,105

Contract Logistics, Distribution & Other:
Gross revenue from external customers	$99,830	$74,848	$190,197	$142,590

Net revenue	$76,206	$58,485	$146,351	$111,037
Staff costs	38,865	32,805	76,536	59,510
Depreciation and amortization	1,412	942	2,438	1,826
Amortization of intangible assets	249	158	430	306
Other operating expenses	28,005	21,801	53,446	43,627

Operating income	$7,675	$2,779	$13,501	$5,768